UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2021

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 1, 2021, Emergent BioSolutions Inc., through its wholly-owned subsidiary, Emergent Manufacturing Operations Baltimore LLC (collectively, “Emergent,”) and Biomedical Advanced Research and Development Authority (“BARDA”), an agency under the Office of the Assistant Secretary for Preparedness and Response at the U.S. Department of Health and Human Services (“HHS”) entered into contract modifications (the “Modifications”) under which the parties mutually agreed to terminate the U.S. Government and Emergent's Center for Innovation in Advanced Development and Manufacturing Contract (HHS Contract No. O100201200004I) (the “CIADM Contract”) to establish a public-private partnership for pandemic preparedness, issued on June 5, 2012, along with all associated task orders, including the task order issued on May 30, 2020 to reserve capacity and expand manufacturing of third-party COVID-19 vaccines and therapeutics at various Emergent sites (the “Task Order”), in support of the U.S. Government’s efforts to respond to the COVID-19 pandemic.

The terms of the Modifications reduced the total contract value to be realized under the Task Order to $470.9 million from $650.8 million. The total base CIADM Contract value to be realized was reduced to $140.5 million from $163.2 million. Other than customary post-termination activities, Emergent and BARDA have no ongoing obligations related to these contracts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: November 04, 2021	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer